                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-4 No. 333-     ) and related Prospectus of
Congoleum Corporation for the registration of $100,000,000 of 8 5/8% Senior Notes due 2008 and to the inclusion and incorporation by reference therein of our report dated February 18, 1998 with respect to the financial statements of Congoleum Corporation included and incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference therein of our report with respect to the financial statement schedule of Congoleum Corporation for the years ended December 31, 1997 and 1996 included in the Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 15, 1998